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                          ARM FINANCIAL GROUP, INC.
                           515 WEST MARKET STREET
                         LOUISVILLE, KENTUCKY  40202


                                                  February 10, 1998


Mr. John Franco
3114 Arden Road
Glenview, KY  40025


Dear John:

             This letter agreement (the "AGREEMENT") sets forth our mutual agreement concerning your retirement as a director, officer and employee of ARM Financial Group, Inc., a Delaware corporation (the "COMPANY"), and its subsidiaries and affiliates (collectively with the Company, the "ARM GROUP").

             1. RETIREMENT. (a) You hereby retire, effective as of the expiration of the Revocation Period (as defined in Section 13 below)(the "RETIREMENT DATE"), as a director, officer and employee of the Company and of the other members of the ARM Group and from all other positions held by you with the Company or any other member of the ARM Group.

             2. EMPLOYMENT AGREEMENT. Effective as of the Retirement Date, the Employment Agreement dated as of July 1, 1996 between you and the Company (the "EMPLOYMENT AGREEMENT") and all other employment agreements and arrangements between the Company or any other member of the ARM Group and you will be terminated and of no further force and effect other than the Plan and Option Agreement (as such terms are defined below).

             3. SEVERANCE BENEFITS. (a) The Company will pay you an amount equal to $314,000 as a bonus for services rendered during the fiscal year ended December 31, 1997 at such time as such bonus payments are generally paid to officers of the Company.

             (b) The Company will continue to pay you your base salary ("BASE SALARY") at the current rate of $416,000 through December 31, 1998, payable in accordance with the Company's prevailing payroll practices. The Company will pay you on January 1, 1999 an amount equal to the sum of (i) an amount equal to Base Salary for the period from January 1, 1999 through the second anniversary of the Retirement Date and (ii) $648,000, representing bonus payments that would otherwise have been paid to you for fiscal years ending December 31, 1998 and December 31, 1999.

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                                       2


             (c) On the Retirement Date, you shall receive a lump sum payment in satisfaction of your accrued vacation in accordance with Company policy.

             (d) Except as otherwise specifically provided herein, you will not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit programs or arrangements of the Company or any other member of the ARM Group after the Retirement Date, PROVIDED that you will be entitled to receive your vested accrued benefits under the Company's retirement plans in accordance with the terms and conditions thereof, you may convert your coverage under the Company's group life insurance policy into an individual policy to the extent permitted by the terms of the Company's group life insurance and you will be entitled to continuation of your health and dental coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986.

             4. SHARES OF COMPANY STOCK. You hereby agree, for a period of 120 days following the date hereof (the "LOCK-UP PERIOD"), not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any shares of Class A Convertible Common Stock, $.01 par value, of the Company ("COMMON STOCK"), any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "SECURITIES"), now owned or hereafter acquired by you or with respect to which you have or hereafter acquire the power of disposition, other than with the prior written consent of the Company; PROVIDED, HOWEVER, that the Lock-Up Period will terminate upon the consummation of a Change in Control (as defined in the Plan) of the Company. The foregoing restriction is expressly agreed to preclude you from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than you. You further agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by you except in compliance with this Agreement.

             5. STOCK OPTIONS. Your options ("OPTIONS") to purchase 386,084 shares of Common Stock that are vested as of the date hereof may be exercised during the ninety-day period commencing on February 17, 1998 and otherwise in accordance with the terms of the Company's Amended and Restated Stock Option Plan (the "PLAN") and the Amended and Restated Stock Option (Nonqualified) Certificate and Agreement thereunder (the "OPTION AGREEMENT"). During such ninety-day period, you may exercise the Options by satisfying the exercise price and tax withholding obligations in cash or by delivering shares of Common Stock that are already owned by you for a period of at least six months having a Fair Market Value as of the date of exercise of such Options equal to the aggregate exercise price. For purposes of this Agreement, "Fair Market Value" means the average of the closing prices of the Common Stock on the American Stock Exchange for the ten-day period prior to the date of exercise without regard to any discount for blockage, Rule 144 limitations or otherwise. You may also satisfy the tax withholding obligations upon exercise (based on the same tax rate normally applicable to

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your compensation, for which such compensation will be treated as marginal income) by means of the Company withholding a sufficient number of shares of Common Stock to satisfy such tax obligation. Your options to purchase 232,647 shares of the Common Stock that are not vested as of the Retirement Date ("TRANCHE 2 OPTIONS") will continue to vest and become exercisable in accordance with the vesting schedule specified in the Option Agreement and the Plan as if you remained in the employ of the Company (including, without limitation, the provision regarding acceleration of vesting in the event of a Change in Control (as defined in the Plan)), subject to the terms and conditions thereof; PROVIDED, HOWEVER, that all Options that are not vested as of January 1, 1999 will vest and become exercisable on such date, subject to the terms and conditions thereof. Each of your Tranche 2 Options will be exercisable for a period of 90 days following the respective date on which it vests.

             6.     NONSOLICITATION; CONFIDENTIALITY; NONCOMPETITION

             6.1. NONSOLICITATION. For the period through the second anniversary of the Retirement Date, you will not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (x) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent or key consultant of, the Company or any of its subsidiaries (in the case of a consultant, only if such solicitation or enticement is reasonably likely to cause a termination of or otherwise materially interfere with the continued relationship between the Company and such consultant); or (y) solicit or endeavor to entice away from the Company or any of its subsidiaries any existing or reasonably anticipated (to your general knowledge or the public) policy, contract or other business with any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated (to your general knowledge or the public) to become a customer or client) of the Company or any of its subsidiaries.

             6.2. CONFIDENTIALITY. You covenant and agree with the Company that you will not at any time, except with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that you may learn or has learned by reason of your association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the management of the Company or otherwise in the public domain, with respect to the products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's products or services), business plans, prospects or opportunities, but will exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company operates other than as a result of your disclosure in

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violation of this Section 6.2 or (ii) you are required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

             6.3. NO COMPETING EMPLOYMENT. For the period through January 1, 1999, you will not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor (other than a stockholder or investor owning not more than a 5% interest), officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company or any of its subsidiaries, render any service to or in any way be affiliated with a competitor (or any person or entity that is reasonably anticipated (to your general knowledge or the public) to become a competitor) of the Company or any of its subsidiaries in the business of accumulation products and other insurance businesses in which the Company or any of its subsidiaries is engaged. Notwithstanding anything contained in this Section
6.3 to the contrary, the period of applicability of this Section 6.3 will be extended an additional day for each day on which you are in breach of this
Section 6.3.

             6.4. EXCLUSIVE PROPERTY. You confirm that all confidential information is and will remain the exclusive property of the Company. All business records, papers and documents kept or made by you relating to the business of the Company will be and remain the property of the Company, except for such papers customarily deemed to be your personal copies. On or prior to the Retirement Date, you will surrender to the Company all property of the Company and the other members of the ARM Group in your possession and all property made available to you in connection with your employment by the Company and the other members of the ARM Group, including, without limitation, any and all records, manuals, customer lists, notebooks, computers, computer programs and files, papers, electronically stored information and documents kept or made by you in connection with your employment.

             6.5. LIMITATION ON COMMENTS. At no time will you utter, issue or circulate any false, inappropriate or disparaging statements, remarks or rumors about the Company, Morgan Stanley, Dean Witter, Discover & Co. or any other member of the ARM Group. Similarly, at no time will the Company, Morgan Stanley, Dean Witter, Discover & Co. or any other member of the ARM Group utter, issue or circulate any false, inappropriate or disparaging statements, remarks or rumors about you.

             6.6. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the parties hereto, the parties acknowledge that a breach of any of the covenants contained in this Section 6 by the other (in your case, a breach of Section 6.1, 6.2, 6.3, 6.4 or 6.5 and in the case of the Company, a breach of Section 6.5) may result in material and irreparable injury to the other party for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the damaged party will be entitled to seek a temporary restraining order and/or a preliminary or

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permanent injunction restraining the breaching party from engaging in activities prohibited by this Section 6 or such other relief as may be required specifically to enforce any of the covenants in this Section 6. If for any reason, it is held that the restrictions under this Section 6 are not reasonable or that consideration therefor is inadequate, such restrictions will be interpreted or modified to include as much of the duration and scope identified in this Section 6 as will render such restrictions valid and enforceable.

             7.     ARBITRATION

             Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto will be settled exclusively by arbitration in New York, New York before one arbitrator of exemplary qualifications and stature, who will be selected jointly by you and the Company, or, if you and the Company cannot agree on the selection of the arbitrator, will be selected by the American Arbitration Association (PROVIDED that any arbitrator selected by the American Arbitration Association will not, without the consent of the parties hereto, be affiliated with you or the Company or any of their respective affiliates). Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator will be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company will bear all expenses of the arbitrator incurred in any arbitration hereunder and will reimburse you for any related reasonable legal fees and out-of-pocket expenses directly attributable to such arbitration; PROVIDED that such legal fees are calculated on an hourly, and not on a contingency fee, basis; and PROVIDED, FURTHER, that you will bear all expenses of the arbitrator and all of his legal fees and out-of-pocket expenses (and reimburse the Company for its portion of such expenses) if the arbitrator or relevant trier-of-fact determines that your claim or position was frivolous and without reasonable foundation.

             8. BREACH OF AGREEMENT. Without limiting the Company's rights to obtain other available remedies, the obligations of the Company under this Agreement will cease upon a breach of this Agreement or any willful misconduct by you which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any other member of the ARM Group.

             9. INCIDENTAL REGISTRATION. (a) If the Morgan Stanley Stockholders (as defined in the Second Amended and Restated Stockholders' Agreement dated as of June 24, 1997 among the Company and certain of its stockholders (the "STOCKHOLDERS' AGREEMENT")) at any time exercise their rights under Section 3.01 or 3.02 of the Stockholders' Agreement or the Company otherwise agrees to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), all or a portion of the shares of Common Stock held by the Morgan Stanley Stockholders for sale to the public under the Securities Act, the Company will at such time give prompt written notice to you of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration

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(including, without limitation, whether or not such registration will be in connection with an underwritten offering of its Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting if such disclosure is acceptable to the managing underwriter). Upon your written request delivered to and received by the Company within 30 days after such notice shall have been given to you (which request will, subject to the proviso below, specify the shares of Common Stock intended to be disposed of by you), the Company will use its best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all shares of Common Stock that the Company has been so requested to register by you, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the shares of Common Stock so to be registered; PROVIDED, HOWEVER, that the percentage of shares of Common Stock held by you that you may request to be registered may not exceed the percentage of shares of Common Stock held by the Morgan Stanley Stockholders that they request to be so registered. Notwithstanding the foregoing you will be subject to clauses (i)-(iii) of the proviso contained in Section
3.02 of the Stockholders' Agreement as if you were a Morgan Stanley
Stockholder.

             (b) The Company will pay all Registration Expenses (as defined in the Stockholders' Agreement) in connection with each registration of your shares of Common Stock effected by it pursuant to this Section 9.

             10. CONFIDENTIALITY OF AGREEMENT; COOPERATION. (a) You hereby agree not to discuss the terms of this Agreement with any employee of any member of the ARM Group without the prior written consent of the Company.

             (b) From and after the Retirement Date, you will cooperate in all reasonable respects (after taking into account any employment obligations you may have) with the Company and the other members of the ARM Group and their respective directors, officers, attorneys and experts in connection with the conduct of any action, proceeding, investigation or litigation involving the Company or any other member of the ARM Group. The Company will reimburse you for any reasonable out-of-pocket expenses incurred by you in connection with your compliance with this Section 8, PROVIDED that such expenses have been approved in accordance with the Company's policies and procedures. The Company will cooperate in all reasonable respects with you in connection with the conduct of any action, proceeding, investigation or litigation involving you with respect to your employment with the Company.

             11. RELEASE. (a) GENERAL RELEASE. (i) In consideration of the payments and benefits provided to you under this Agreement, you hereby release and forever discharge the Company (and its successors), the other members of the ARM Group and each of their respective officers, employees, directors and agents from any and all claims, actions and causes of action (collectively, "CLAIMS"), including, without limitation, any Claims arising under any applicable federal, state, local or foreign law, that you may have, or in the future

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may possess, arising out of (x) your employment relationship with and service, on or prior to the date hereof, as an employee, director or officer of the Company or any other member of the ARM Group and the termination of such relationship or service, or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; PROVIDED, HOWEVER, that the release set forth in this Section 11(a)(i) will not apply to (A) any obligation of the Company under this Agreement, (B) the obligations of the Company to continue to provide director and officer indemnification for services rendered by you prior to the Retirement Date and (C) the Company's obligations under its retirement and welfare plans.

             (ii) The Company and its subsidiaries and affiliates hereby release and forever discharge you, your estate and your legal representatives from any and all Claims, including, without limitation, any Claims arising under any applicable federal, state, local or foreign law, that it may have, or in the future may possess, arising out of (x) your employment relationship with and service, on or prior to the date hereof, as an employee, director or officer of the Company or any other member of the ARM Group, and the termination of such relationship or service, or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; PROVIDED, HOWEVER, that the release set forth in this
Section 11(a)(ii) will not apply to (A) any Claim arising from the breach of this Agreement or (B) any Claim arising from any act or omission of yours which is in violation of any applicable criminal law or regulation.

             (b) SPECIFIC RELEASE OF ADEA CLAIMS. In consideration of the payments and benefits provided to you under this Agreement, you hereby release and forever discharge the Company (and its successors), the other members of the ARM Group and each of their respective officers, employees, directors and agents from any and all claims, actions and causes of action that you may have as of the date you sign this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Agreement, you hereby acknowledge and confirm the following: (i) you were advised by the Company in connection with your termination to consult with an attorney of your choice prior to signing this Agreement and to have such attorney explain to you the terms of this Agreement, including, without limitation, the terms relating to your release of claims arising under ADEA;
(ii) you have been given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of your choosing with respect thereto; and (iii) you are providing the release and discharge set forth in this Section 11(b) only in exchange for consideration in addition to anything of value to which you are already entitled.

             12.    MISCELLANEOUS.

             (a) ENTIRE AGREEMENT. This Agreement, the Plan and Option Agreement set forth the entire agreement and understanding of the parties hereto with respect to the matters

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covered hereby and supersede and replace any express or implied prior agreement between the Company or any other member of the ARM Group and you with respect to the terms of your employment and the termination thereof which you may have had with the Company or any other member of the ARM Group. This Agreement may be amended only by a written document signed by the parties hereto.

             (b) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

             (c) WITHHOLDING TAXES. Any payments made or benefits provided to you under this Agreement will be reduced by any applicable withholding taxes.

             (d) NOTICES. Any notices required or made pursuant to this Agreement will be in writing and will be deemed to have been given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid to the addresses set forth above or to such other address as either party may furnish to the other in writing in accordance with this Section 12(d). Notices of change of address will be effective only upon receipt.

             (e) SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

             (f) SEVERABILITY. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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                                       9

             13. REVOCATION. This Agreement may be revoked by you within the 7-day period commencing on the date you sign this Agreement (the "REVOCATION PERIOD"). In the event of any such revocation by you, all obligations of the Company under this Agreement will terminate and be of no further force and effect as of the date of such revocation. No such revocation by you will be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Revocation Period.

                                                  ARM FINANCIAL GROUP, INC.


                                                  By:  /s/ Martin H. Ruby
                                                       ------------------------
                                                       Name:
                                                       Title:

Accepted and Agreed:

/s/ John Franco
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Dated:  February 10, 1998